EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form S-8 of our report, dated July 15, 1997, relating to the consolidated financial statements of Ault Incorporated and Subsidiary, which appears in the annual report on Form 10-K for the year ended June 1, 1997.

                                   MCGLADREY & PULLEN, LLP


                                   /s/ McGladrey & Pullen, LLP


     Minneapolis, Minnesota
     October 16, 1997